Exhibit 23.4

RP® FINANCIAL, LC. Advisory | Planning | Valuation

March 11, 2021

Boards of Directors/Trustees

PB Bankshares, Inc.

Prosper Bank

185 East Lincoln Highway

Coatesville, Pennsylvania 19320

Members of the Boards of Directors/Trustees:

We hereby consent to the use of our firm’s name in the Notice of Intent to Convert, and any amendments thereto, to be filed with the Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission. We also hereby consent to the inclusion of, summary of and references to our Valuation Appraisal Report and any Valuation Appraisal Report Updates in such filings including the prospectus of PB Bankshares, Inc. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,
RP® FINANCIAL, LC.

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